EXHIBIT 21.1

                          DICK CLARK PRODUCTIONS, INC.
                            SUBSIDIARIES & AFFILIATES
                            -------------------------

                          ABG Operating (Austin), Inc.
                         ABG Operating (Grapevine), Inc.
                               Access Records, LLC
                        American Bandstand Records, Inc.
                        Auburn Hills Entertainment, Inc.
                            Austin ABG Partners, Inc.
                                Austin ABG, Ltd.
                            Austin Concessions, Inc.
                            Bandstand Holdings, Inc.
                            Buckeye Restaurants, Inc.
                               C & C Joint Venture
                              CLC Productions, Inc.
                               Click Records, Inc.
                              CPI Productions, Inc.
                             dc entertainment, inc.
                         Destroyers Productions II, inc.
                         dick clark communications, inc.
                      dick clark company - nashville, inc.
                         dick clark digital media, inc.
                           dick clark film group, inc.
                         dick clark media archives, inc.
                         dick clark presentations, inc.
                          dick clark restaurants, inc.
                    Dick Clark's American Bandstand Club-Reno
                               dickclark.com, inc.
                        Family Secrets Productions, Inc.
                               Ft. Worth ABG, Ltd
                               Grapevine ABG, Ltd.
                           Hoosier Entertainment, Inc.
                           Kenwood Entertainment, Inc.
                       King of Prussia Entertainment, Inc.
                             Match Productions, Inc.
                             Maybe Productions, Inc.
                            Metcalf Restaurants, Inc.
                            Reno Entertainment, Inc.
                         Schaumburg Entertainment, Inc.
                           St. Ann Entertainment, Inc.
                            Static Productions, Inc.
                                 UTL Productions